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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                      Atlantic Central Enterprises Limited
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        Bermuda                                            Not Applicable
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    (State of Incorporation                (I.R.S. Employer Identification No.)
        or Organization)

    Atlantic Central Enterprises Limited
               Cedar House
               41 Cedar Ave
          Hamilton HM12, Bermuda
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   (Address of Principal Executive Offices)                     (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [x]


       Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                    Name of Each Exchange on Which
       to be so Registered                    Each Class is to be Registered
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       Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
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                                (Title of Class)


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Item 1.  Description of Ace's Securities to be Registered.

        The authorized share capital of Ace consists of Common Shares of par value $0.01. Holders of Ace Common Shares are entitled to receive such dividends as may be recommended by the Board of Directors of Ace. However, it is not necessary for shareholders to approve the recommendations by the Ace Board of Directors. No dividends have been paid to date. On a liquidation of Ace, the assets available for distribution shall be distributed pro rata to the holders of the Ace Ordinary Shares.



Item 2. Exhibits

        The following exhibits are incorporated by reference to the Registration Statement No. 333-10263 on Form S-4 filed with the Commission on December 16, 1996.


                2.1     Plan of Reorganization

                3.1     Memorandum of Organization, as amended

                3.2     By-Laws of Registrant, as amended

                4.1     1996 Stock Option Plan

                5.      Opinion of Appleby, Spurling & Kempe

               10.1 Management and Consulting Agreement between Pharma Patch PLC and Trident Management, Inc.

               10.2 Management and Consulting Agreement between Pharma Patch PLC and Pinnacle Financial Corporation

               10.3     Form of Letter of Transmittal

               23.1 Consent of Appleby, Spurling & Kempe (Included in Exhibit 5)

               23.2     Consent of Ernst & Young

               23.3     Consent of KPMG Peat Marwick LLP

               23.4     Consent of KPMG Peat Marwick LLP

               23.5     Consent of AJ Robbins, P.C.

               23.6     Consent of KPMG Peat Marwick LLP

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                                   SIGNATURES



                                        Atlantic Central Enterprises Limited
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                                                    Registrant




                                        By  /s/ Murray D. Watson
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                                           Murray D. Watson
                                           Chairman & Chief Executive Officer


Date December 18, 1996
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